Exhibit 21

Subsidiaries of the Company

Listed below are the Company’s subsidiaries as of the date of this report. Names of inactive subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization
Oshkosh AeroTech, LLC	Delaware
E.M.D. S.A. de C.V.	Mexico
Oshkosh AeroTech Jamaica Ltd.	Jamaica
Oshkosh AeroTech Oregon Inc.	Oregon
Oshkosh AeroTech Singapore Pte Ltd.	Singapore
Oshkosh Holdings, B.V.	Netherlands
Barber Trading Limited	United Kingdom
Barber Holdings Limited	United Kingdom
Oshkosh AeroTech UK Limited	United Kingdom
JBT AeroTech Proprietary Limited	South Africa
Oshkosh Spain Holding B.V.	Netherlands
Oshkosh AeroTech Spain S.L.	Spain
Oshkosh Shenzhen Holdings Limited	Hong Kong
Kewaunee Fabrications, L.L.C.	Wisconsin
Maxi-Metal Holdings Inc.	Canada
Maxi-Metal Inc.	Canada
McNeilus Companies, Inc.	Minnesota
Iowa Mold Tooling Co., Inc.	Delaware
JLG Industries, Inc.	Pennsylvania
JLG EMEA Holdings B.V.	Netherlands
JLG EMEA B.V.	Netherlands
AUSA Center, S.L.U.	Spain
AUSA France, SAS	France
Hinowa S.p.A.	Italy
JLG France SAS	France
JLG Ground Support Europe BV	Belgium
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) SRL	Italy
JLG Industries (United Kingdom) Limited	United Kingdom
JLG Manufacturing Europe BV	Belgium
Platformas Elevadoras JLG Iberica S.L.	Spain
Power Towers Limited	United Kingdom

Name	State or Other Jurisdiction of Incorporation or Organization
JLG Equipment Services, Inc.	Pennsylvania
Access Financial Solutions, LLC	Maryland
JerrDan, LLC	Delaware
JLG Pacific Holdings, Inc.	Pennsylvania
JLG ANZ Pty Limited	Australia
JLG Australia Pty Limited	Australia
JLG New Zealand Access Equipment & Services	New Zealand
JLG Industries, Japan Co., Ltd.	Japan
JLG Industries Korea, Ltd.	South Korea
JLG Latino Americana Ltda.	Brazil
OSK Company LLC	Wisconsin
JLG Maquinaria Mexico, S. de R.L. de C.V.	Mexico
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Oshkosh Arabia FZE	United Arab Emirates
Oshkosh Commercial Products, LLC	Wisconsin
Oshkosh Defense, LLC	Wisconsin
Oshkosh Defense Canada Inc.	Canada
Oshkosh Defense Europe B.V.	Netherlands
Oshkosh HD, LLC	Wisconsin
Oshkosh India Private Limited	India
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Manufacturing, LLC	Wisconsin
OSK Ventures, LLC	Wisconsin
Pierce Manufacturing Inc.	Wisconsin
Pierce Fire Apparatus, LLC	Wisconsin
Pratt & Miller Engineering & Fabrication, LLC	Michigan

Pierce Manufacturing, Inc. owns a 25% interest in BME Fire Trucks LLC (Idaho).